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                                                                   EXHIBIT 99.3

THE WARRANTS MAY NOT BE ASSIGNED OR TRANSFERRED BY THE WARRANT HOLDER, EXCEPT WITH THE COMPANY'S PRIOR WRITTEN CONSENT IN LIMITED CIRCUMSTANCES AS DESCRIBED HEREIN, AND IF SO REQUESTED BY THE COMPANY, THE DELIVERY BY THE WARRANT HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSFER OR ASSIGNMENT IS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

                                EBANK.COM, INC.

                            STOCK WARRANT AGREEMENT

                                AUGUST 28, 2000

WARRANT HOLDER:   Terry L. Ferrero                         NO. OF SHARES: 22,857

         ebank.com, Inc. (the "Company"), a Georgia corporation and the holding company for ebank (the "Bank"), hereby grants to the person identified above as the Warrant Holder warrants (the "Warrants") to purchase the number of shares set forth above in consideration of guaranteeing a $2,500,000 loan between the Company and The Bankers Bank. Such Warrants are granted on the following terms and conditions:

         1. EXERCISE OF WARRANTS. The Warrants granted in this Agreement may be exercised in whole or in part at any time beginning on or after the date of this Agreement through the Expiration Date (defined below), subject to
Section 5 and the following conditions.

         (a) EXERCISE PRICE. The exercise price (the "Exercise Price") shall be $3.00 per Share, subject to adjustment pursuant to
                  Section 2 below.

         (b) EXPIRATION OF WARRANT TERM. The Warrants will expire at 5:00 p.m. Eastern Standard Time on the tenth anniversary of the date of this Agreement, and may not be exercised thereafter (the "Expiration Date").

         (c) PAYMENT. The purchase price for Shares as to which the Warrants are being exercised shall be paid in cash, by wire transfer, by certified or bank cashier's check, or by personal check drawn on funds on deposit with the Bank.

         (d) METHOD OF EXERCISE. The Warrants shall be exercisable by a written notice delivered to the President or Secretary of the Company which shall:

                  (i) State the owner's election to exercise the Warrants, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate for such Shares is to be registered, and such person's address and tax identification number (or, if more than one, the names, addresses and tax identification numbers of such persons);

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                  (ii)     Be signed by the person or persons entitled to
                           exercise the Warrants and, if the Warrants are being exercised by any person or persons other than the original holder thereof, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Warrants; and

                  (iii) Be accompanied by the originally executed copy of this Stock Warrant Agreement.

         (e) PARTIAL EXERCISE. In the event of a partial exercise of the Warrants, the Company shall either issue a new agreement for the balance of the Shares subject to this Stock Warrant Agreement after such partial exercise, or it shall conspicuously note hereon the date and number of Shares purchased pursuant to such exercise and the number of Shares remaining covered by this Stock Warrant Agreement.

         (f)      RESTRICTIONS ON EXERCISE. The Warrants may not be exercised
                  (i) if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or banking laws or other law or regulation or (ii) unless the Company or the holder hereof, as applicable, obtains any approval or other clearance which the Company determines to be necessary or advisable from the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or any other state or federal banking regulatory agency with regulatory authority over the operation of Company or the Bank (collectively the "Regulatory Agencies"). The Company may require representations and warranties from the Warranty Holder as required to comply with applicable laws or regulations, including the Securities Act of 1933 and state securities laws.

         2. ANTI-DILUTION; MERGER. If, prior to the exercise of Warrants hereunder, the Company (i) declares, makes or issues, or fixes a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable on the Shares in shares of its capital stock, (ii) subdivides the outstanding Shares, (iii) combines the outstanding Shares, (iv) issues any shares of its capital stock by reclassification of the Shares, capital reorganization or otherwise (including any such reclassification or reorganization in connection with a consolidation or merger or and sale of all or substantially all of the Company's assets to any person), then the Exercise Price, and the number and kind of shares receivable upon exercise, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification, reorganization, consideration, merger or sale.

         3. VALID ISSUANCE OF COMMON STOCK. The Company possesses the full authority and legal right to issue, sell, transfer, and assign this Warrant and the Shares issuable pursuant to this Warrant. The issuance of this Warrant vests in the holder the entire legal and beneficial interests in this Warrant, free and clear of any liens, claims, and encumbrances and subject to no legal or equitable restrictions of any kind except as described herein. The Shares that are

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issuable upon exercise of this Warrant, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than restrictions under applicable state and federal securities.

         4. RESTRICTIONS ON TRANSFERABILITY. The Warrants may not be assigned or transferred by the Warrant Holder without the Company's prior written consent and, if so requested by the Company, the delivery by the Warrant Holder to the Company of an opinion of counsel in form and substance satisfactory to the Company stating that such transfer or assignment is in compliance with the Securities Act of 1933 and applicable state securities 4. laws.

         5. PERFORMANCE GUARANTEE. This Warrant is being issued to induce the Warrant Holder to guarantee a $2,500,000 loan between the Company and The Bankers Bank. If the Warrant Holder defaults in or otherwise fails to honor such guaranty, this Warrant shall be forfeited. If this Warrant is exercised while the guaranty is still in effect, the Company may elect to issue restricted stock to the Warrant Holder and require the Warrant Holder to enter into a restriction agreement providing that the shares issued thereby are subject to forfeiture if the Warrant Holder defaults in or otherwise fails to honor its guaranty.

         6. COVENANTS OF THE COMPANY. During the term of the Warrants, the Company shall:

         (a) at all times authorize, reserve and keep available, solely for issuance upon exercise of this Warrant, sufficient shares of common stock from time to time issuable upon exercise of this Warrant;

         (b) on receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, at its expense execute and deliver, in lieu of this Warrant, a new Warrant of like tenor; and

         (c) on surrender for exchange of this Warrant or any Warrant substituted therefor pursuant hereto, properly endorsed, to the Company, at its expense, issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the issuances of the number of shares of common stock issuable pursuant to the terms of the Warrant or Warrants so surrendered.

         7. NO DILUTION OR IMPAIRMENT. The Company shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary in order to protect the exercise rights of the holder against improper dilution or other impairment.

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         8.       AMENDMENT. Neither this Agreement nor the rights granted
hereunder may be amended, changed or waived except in writing signed by each party hereto.

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         IN WITNESS WHEREOF, the Company has executed and the holder has accepted this Stock Warrant Agreement as of the date and year first above written.

                                            EBANK.COM, INC.




                                            By:      /s/ James L. Box
                                                     --------------------------
                                                     President

(CORPORATE SEAL)




                                            Attest:  /s/ Stephen Gross
                                                     --------------------------
                                                     Secretary

                                            WARRANT HOLDER:




                                            By:      /s/ Terry L. Ferrero
                                                     --------------------------
                                                     Signature




                                                     Terry L. Ferrero
                                                     --------------------------
                                                     Print Name